UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 29, 2025
Date of Report (Date of earliest event reported)

Truist Financial Corporation
(Exact name of registrant as specified in its charter)
_____________________________

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 North Tryon Street
Charlotte,	North Carolina	28202
(Address of principal executive offices)		(Zip Code)

(844) 487-8478
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	TFC	New York Stock Exchange
Depositary Shares each representing 1/4,000th interest in a share of Series I Perpetual Preferred Stock	TFC.PI	New York Stock Exchange
5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities each representing 1/100th interest in a share of Series J Perpetual Preferred Stock	TFC.PJ	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock	TFC.PO	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series R Non-Cumulative Perpetual Preferred Stock	TFC.PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2025, the Board of Directors of Truist Financial Corporation (“Truist”) approved and adopted, effective as of such date, amendments to Truist’s Amended and Restated Bylaws (as so amended, the “Bylaws”). Capitalized terms used and not defined herein have the meanings assigned to such terms in the Bylaws.

The amendments to the Bylaws consist primarily of revisions and clarifications to certain procedural and disclosure requirements for shareholder proposals and director nominations, including the information that must be provided in connection with such a proposal or director nomination.

Specifically, the amendments to the Bylaws include, among other things:

a.Amending Article II, Section 10 to enhance disclosure requirements for shareholders intending to nominate directors or propose other business at meetings of the shareholders and for proposed director nominees;
b.Revising Article III to, among other things:
i.provide that a director will not be nominated for a term that would begin in the calendar year after the one in which the director turns 75 years of age; and
ii.provide additional flexibility in the creation, composition, and structuring of standing or special committees of the Board;
c.Amending Article IV, Section 2 to provide that the Lead Independent Director may call special meetings of the Board;
d.Amending Article IV, Section 6 to provide that the Lead Independent Director (or such other independent director designated by the Lead Independent Director or, if no designee exists, an independent director selected at the time by a majority of the independent directors) will preside at all meetings of the Board if the Chairman of the Board requests, is not present, or has a conflict;
e.Revising Article IV, Section 8 to clarify the manner in which Board action without a meeting is taken and revoked;
f.Revising Article V, Section 4 to clarify the parties empowered to fix officer compensation; and
g.Revising Article VI to remove various provisions related to Board oversight of contracts, loans, and deposits in order to better align with Truist’s corporate practices.

Finally, the amendments to the Bylaws contain updates to conform to the North Carolina Business Corporation Act as well as several non-substantive, ministerial, clarifying, and conforming changes.

The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Bylaws of Truist Financial Corporation, as Amended and Restated, Effective July 29, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUIST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: August 1, 2025